Exhibit 99.1

Steve Madden Announces First Quarter 2025 Results

~ Announces Completion of Acquisition of Kurt Geiger ~

LONG ISLAND CITY, N.Y., May 7, 2025 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the first quarter ended March 31, 2025.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

First Quarter 2025 Results

●	Revenue increased 0.2% to $553.5 million, compared to $552.4 million in the same period of 2024.

●	Gross profit as a percentage of revenue was 40.9%, compared to 40.7% in the same period of 2024.

●	Operating expenses as a percentage of revenue were 32.0%, compared to 29.8% in the same period of 2024. Adjusted operating expenses as a percentage of revenue were 30.8%, compared to 29.7% in the same period of 2024.

●	Income from operations totaled $53.5 million, or 9.7% of revenue, compared to $56.7 million, or 10.3% of revenue, in the same period of 2024. Adjusted income from operations totaled $56.1 million, or 10.1% of revenue, compared to $61.0 million, or 11.0% of revenue, in the same period of 2024.

●	Net income attributable to Steven Madden, Ltd. was $40.4 million, or $0.57 per diluted share, compared to $43.9 million, or $0.60 per diluted share, in the same period of 2024. Adjusted net income attributable to Steven Madden, Ltd. was $42.4 million, or $0.60 per diluted share, compared to $47.0 million, or $0.65 per diluted share, in the same period of 2024.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We were pleased with our performance in the first quarter, as our team’s strong execution of our strategy enabled us to deliver earnings results that significantly exceeded expectations. Looking ahead, we face meaningful near-term headwinds and heightened uncertainty due to the impact of new tariffs on goods imported into the United States. We are moving swiftly to adapt to the changing landscape, with a focus on mitigating near-term impacts while positioning the company for long-term growth. We believe our agile business model – combined with our fortress balance sheet – gives us a competitive advantage in dynamic environments, and we are optimistic that the current disruption will create opportunities for market share gains over time.

“We are also thrilled to have completed the acquisition of Kurt Geiger, which adds a powerful new growth engine to our company. The Kurt Geiger London brand continues to demonstrate outstanding momentum, as its unique brand image, high-quality and statement-making styles and compelling value proposition drive success across multiple product categories, led by handbags. Its differentiated and elevated positioning in the market – and its alignment with our strategic initiatives of expanding in international markets, accessories categories and direct-to-consumer channels – make it a highly attractive and complementary addition to our portfolio.”

First Quarter 2025 Channel Results

Revenue for the wholesale business was $439.3 million, a 0.2% increase compared to the first quarter of 2024, including an increase in wholesale footwear revenue of 0.2% and an increase in wholesale accessories/apparel revenue of 0.4%. Gross profit as a percentage of wholesale revenue was 35.7%, up from 35.1% in the first quarter of 2024, with increases in both the wholesale footwear and wholesale accessories/apparel channels.

Direct-to-consumer revenue was $112.1 million, a 0.2% decrease compared to the first quarter of 2024. Gross profit as a percentage of direct-to-consumer revenue was 60.1%, compared to 61.9% in the first quarter of 2024, driven by an increase in promotional activity.

The Company ended the quarter with 314 brick-and-mortar retail stores and five e-commerce websites, as well as 61 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of March 31, 2025, cash, cash equivalents and short-term investments totaled $147.2 million. Inventory totaled $238.6 million as of the same date, compared to $202.0 million at the end of the first quarter of 2024.

During the first quarter of 2025, the Company did not repurchase any shares of its common stock in the open market. The Company spent $7.8 million on repurchases of shares through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on June 20, 2025 to stockholders of record as of the close of business on June 9, 2025.

Acquisition of Kurt Geiger

On May 6, 2025, the Company completed its previously announced acquisition of UK-based Kurt Geiger from a group led by international private equity firm Cinven for an enterprise value of approximately £289 million in cash. For the twelve months ended February 1, 2025, Kurt Geiger had revenue of £400 million. In connection with the acquisition, the Company entered into a new credit agreement which provides for a $300 million term loan facility and a $250 million revolving credit facility. The Company funded the acquisition with borrowings under the new credit agreement and cash on hand.

2025 Outlook

Due to macroeconomic uncertainty related to the impact of new tariffs on goods imported into the United States, the Company is withdrawing the 2025 financial guidance provided in its earnings release on February 26, 2025 and is not providing guidance at this time.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, May 7, 2025, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s first quarter 2025 earnings results. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/p84y3xg8 beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Kurt Geiger London®, Dolce Vita®, Betsey Johnson®, Carvela®, Blondo® and ATM®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risks and uncertainties include:

●	the Company’s ability to navigate changes in global trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations and financial condition;

●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to inflation and the potential for recessionary conditions;

●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;

●	the Company’s ability to compete effectively in a highly competitive market;

●	the Company’s ability to adapt its business model to rapid changes in the retail industry;

●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;

●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;

●	the Company’s dependence on the hiring and retention of key personnel;

●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;

●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;

●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;

●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;

●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;

●	additional tax liabilities resulting from audits by various taxing authorities;

●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;

●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and

●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

Net sales	$551,382	$550,567
Licensing fee income	2,152	1,814
Total revenue	553,534	552,381
Cost of sales	327,267	327,566
Gross profit	226,267	224,815
Operating expenses	177,263	164,719
Change in valuation of contingent payment liability	(4,495)	1,650
Impairment of intangibles	—	1,700
Income from operations	53,499	56,746
Interest and other income, net	829	1,555
Income before provision for income taxes	54,328	58,301
Provision for income taxes	13,068	13,739
Net income	41,260	44,562
Less: net income attributable to noncontrolling interest	837	628
Net income attributable to Steven Madden, Ltd.	$40,423	$43,934

Basic income per share	$0.57	$0.61

Diluted income per share	$0.57	$0.60

Basic weighted average common shares outstanding	70,773	72,292

Diluted weighted average common shares outstanding	71,055	72,865

Cash dividends declared per common share	$0.21	$0.21

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	March 31, 2025	December 31, 2024	March 31, 2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$144,762	$189,924	$131,501
Short-term investments	2,480	13,484	11,556
Accounts receivable, net of allowances	70,830	45,653	44,457
Factor accounts receivable	387,706	348,659	380,613
Inventories	238,641	257,625	201,960
Prepaid expenses and other current assets	34,908	34,463	28,324
Income tax receivable and prepaid income taxes	6,686	4,887	8,883
Total current assets	886,013	894,695	807,294
Property and equipment, net	65,853	57,388	47,490
Operating lease right-of-use asset	152,689	139,695	127,464
Deposits and other	22,040	22,214	15,991
Deferred tax assets	610	610	609
Goodwill	187,441	183,737	180,869
Intangibles, net	112,555	113,432	124,436
Total Assets	$1,427,201	$1,411,771	$1,304,153
LIABILITIES
Current liabilities:
Accounts payable	$217,192	$206,889	$170,154
Accrued expenses	110,327	142,452	109,173
Operating leases - current portion	45,526	43,172	40,020
Income taxes payable	18,855	6,147	4,474
Contingent payment liability - current portion	—	—	3,738
Accrued incentive compensation	2,654	15,061	4,953
Total current liabilities	394,554	413,721	332,512
Contingent payment liability - long-term portion	3,070	7,565	11,212
Operating leases - long-term portion	120,730	109,816	102,637
Deferred tax liabilities	5,067	4,628	9,016
Other liabilities	104	44	5,169
Total Liabilities	523,525	535,774	460,546

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	875,344	847,719	825,236
Noncontrolling interest	28,332	28,278	18,371
Total stockholders’ equity	903,676	875,997	843,607
Total Liabilities and Stockholders’ Equity	$1,427,201	$1,411,771	$1,304,153

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$41,260	$44,562
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7,155	5,738
Depreciation and amortization	5,253	4,631
Loss on disposal of fixed assets	1	74
Impairment of intangibles	—	1,700
Deferred taxes	441	410
Change in valuation of contingent payment liability	(4,495)	1,650
Other operating activities	(843)	861
Changes, net of acquisitions, in:
Accounts receivable	(23,229)	(5,681)
Factor accounts receivable	(38,988)	(60,006)
Inventories	23,866	28,398
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	3,069	6,539
Accounts payable and accrued expenses	(15,357)	(37,160)
Accrued incentive compensation	(12,419)	(7,115)
Leases and other liabilities	(4,546)	(306)

Net cash used in operating activities	(18,832)	(15,705)

Cash flows from investing activities:
Capital expenditures	(9,847)	(3,979)
Purchases of short-term investments	—	(790)
Maturity/sale of short-term investments	11,038	4,084
Acquisition of business	—	(4,259)
Other investing activities	(2,196)	326
Net cash used in investing activities	(1,005)	(4,618)

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(7,770)	(37,337)
Proceeds from exercise of stock options	—	222
Cash dividends paid on common stock	(15,186)	(15,416)
Distribution of noncontrolling interest	(2,946)	—
Net cash used in financing activities	(25,902)	(52,531)
Effect of exchange rate changes on cash and cash equivalents	577	(285)
Net decrease in cash and cash equivalents	(45,162)	(73,139)
Cash and cash equivalents – beginning of period	189,924	204,640

Cash and cash equivalents – end of period	$144,762	$131,501

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP gross profit	$226,267	$224,815
Non-GAAP Adjustments	280	208
Adjusted gross profit	$226,547	$225,023

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP operating expenses	$177,263	$164,719
Non-GAAP Adjustments	(6,796)	(664)
Adjusted operating expenses	$170,467	$164,055

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP income from operations	$53,499	$56,746
Non-GAAP Adjustments	2,580	4,222
Adjusted income from operations	$56,079	$60,968

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP provision for income taxes	$13,068	$13,739
Non-GAAP Adjustments	612	995
Adjusted provision for income taxes	$13,680	$14,734

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP net income attributable to noncontrolling interest	$837	$628
Non-GAAP Adjustments	—	130
Adjusted net income attributable to noncontrolling interest	$837	$758

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended
	March 31, 2025	March 31, 2024

GAAP net income attributable to Steven Madden, Ltd.	$40,423	$43,934
Non-GAAP Adjustments	1,968	3,097
Adjusted net income attributable to Steven Madden, Ltd.	$42,391	$47,031

GAAP diluted net income per share	$0.57	$0.60

Adjusted diluted net income per share	$0.60	$0.65

Non-GAAP Adjustments include the items below.

For the first quarter of 2025:

●	$0.3 million pre-tax ($0.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.
●	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.
●	$2.4 million pre-tax ($1.8 million after-tax) expense in connection with severances and related charges, included in operating expenses.
●	$3.2 million pre-tax ($2.4 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.
●	$4.5 million pre-tax ($3.4 million after-tax) net benefit in connection with the change in valuation of contingent payment liabilities related to the acquisitions of Almost Famous and ATM.

For the first quarter of 2024:

●	$0.2 million pre-tax ($0.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.
●	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.
●	$1.7 million pre-tax ($1.3 million after-tax) expense in connection with the change in valuation of contingent payment liabilities related to the acquisition of Almost Famous.
●	$1.7 million pre-tax ($1.3 million after-tax) expense in connection with a trademark impairment.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com